Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------





We consent to the incorporation by reference in the Registration Statement of Fort James Corporation on Form S-8 (File No. 33-54491) of our report dated May 21, 1999, on our audits of the financial statements of the James River Corporation of Virginia StockPlus Investment Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.






/s/ PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia
June 24, 1999